Exhibit 99.1

SIUSLAW FINANCIAL GROUP, INC.
SPECIAL MEETING OF SHAREHOLDERS - _________ __, 2014

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ______, ________ and ______, and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Siuslaw Financial Group, Inc. (“Siuslaw”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of Siuslaw to be held on ____________, ________ __, 2014, at the Florence Office, Siuslaw Bank, 777 Highway 101, Florence, Oregon, at 5:30 p.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if present, as follows:

 1. To approve the Agreement and Plan of Merger, dated as of August 7, 2014, by and between Banner Corporation (“Banner”) and Siuslaw, pursuant to which Siuslaw will merge with and into Banner (the “merger proposal”):

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (the “adjournment proposal”):
FOR	AGAINST	ABSTAIN
☐	☐	☐

This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side hereof, but if no directions are specified, this proxy will be voted “FOR” the merger proposal, “FOR” the adjournment proposal and in the discretion of the proxy holder on any other matter that properly comes before the meeting.

(Continued and to be signed on reverse side.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from Siuslaw prior to the execution of this proxy of the Proxy Statement/Prospectus and Notice of Special Meeting of Shareholders, dated _____, 2014.

Dated: ____________________, 2014

________________________________________	________________________________________
PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

________________________________________	________________________________________
SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
ENCLOSED ENVELOPE OR PROVIDE YOUR INSTRUCTION TO VOTE
VIA THE INTERNET.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET VOTING, WHICH IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet voting is available through _____ _.m., local time, on _____, 2014.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET: www.________________ Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

If you vote your proxy by Internet, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed envelope.